Exhibit 24

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Worldwide Strategies Incorporated, a Nevada corporation (the “Company”), hereby constitutes and appoints Adam Laufer, Pavan Charan and Sandra Kaufmann, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute any and all amendments to the Company's Registration Statement on Form 10, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Exchange Act of 1934, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 17th day of June, 2021.

/s/ Pavan Charan
Pavan Charan
Chief Financial Officer and Director
(Principal Financial Officer)

/s/ Adam Laufer
Adam Laufer
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Sandra Kaufmann
Sandra Kaufmann
Director